[Form of Supplemental Agreement with Restricted Stockholders]
     [Letterhead of Urstadt Biddle Properties Inc.]

                                                                       [ ], 1998

[Name and Address of
 Restricted Stockholder]

Dear             :

     Reference is hereby made to (i) the Restricted Stock Award Plan of Urstadt Biddle Properties Inc. (the "Company"), formerly known as HRE Properties, Inc., adopted by the Board of Directors of the Company and approved by the shareholders of the Company on March 12, 1997 (the "Plan") and (ii) that certain Restricted Stock Award Agreement, dated [ ], between you and the Company (the "Agreement").

     On June 16, 1998, the Board of Directors of the Company declared a special stock dividend (the "Stock Dividend") on the Company's common stock, par value $.01 per share (the "Common Stock"), consisting of one share of a newly created class of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), for each share of the Company's Common Stock outstanding at the close of business on July 31, 1998 (the "Record Date"). The Stock Dividend was paid on August 14, 1998 to holders of record of the Common Stock as of the close of business on the Record Date.

     In connection with the Stock Dividend, you shall receive one restricted share of Class A Common Stock (a "Restricted Class A Share") for each restricted share of Common Stock (a "Restricted Common Share") awarded to you under the Plan and pursuant to your Agreement prior to the Stock Dividend. Each Restricted Class A Share shall be subject to the same terms and conditions, to the extent applicable, which apply to the related Restricted Common Share under the Plan and pursuant to your Agreement.

     In all other respects, the terms and conditions of the Plan and your Agreement will remain the same.

     Please execute the enclosed copy of this letter and return it to the Company to acknowledge your receipt and understanding of the terms contained herein.

                                                 Very truly yours,
                                                 URSTADT BIDDLE PROPERTIES INC.

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

ACCEPTED AND AGREED:

-------------------------